UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021

INVESTORS REAL ESTATE TRUST
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 10th Street SW, Post Office Box 1988, Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value	CSR	New York Stock Exchange
Series C Cumulative Redeemable Preferred Shares	CSR-PRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
As previously disclosed, Investors Real Estate Trust, doing business as Centerspace (the “Company”), Centerspace, LP, a North Dakota limited partnership formerly known as IRET Properties, A North Dakota Limited Partnership (the “Partnership”), and Centerspace, Inc., a North Dakota corporation formerly known as IRET, Inc. (“General Partner”), and certain other subsidiaries of the Company are parties to a Note Purchase and Private Shelf Agreement dated September 13, 2019 (the “Note Agreement”) with PGIM, Inc., an affiliate of Prudential Financial, Inc., and certain affiliates of PGIM, Inc. (collectively, “PGIM”). Pursuant to the Note Agreement, the Partnership issued and sold to PGIM (i) $75,000,000 aggregate principal amount of its unsecured 3.84% Series A Senior Notes due September 13, 2029, and (ii) $50,000,000 aggregate principal amount of its unsecured 3.69% Series B Senior Notes due September 30, 2028. Under the Note Agreement, the Company could issue from time to time additional senior promissory notes, with the aggregate principal amount not to exceed $150,000,000 at any time.

On January 6, 2021, the Company and the other parties to the Note Agreement entered into Amendment No. 1 to Note Purchase and Private Shelf Agreement (the “Amendment”) to increase the aggregate principal amount of senior promissory notes available for issuance under the Note Agreement from $150,000,000 to $225,000,000, and to extend the period during which senior promissory notes may be issued from September 13, 2022 to January 7, 2024.

Under the Note Agreement and Amendment, on January 6, 2021 the Partnership issued and sold $50,000,000 aggregate principal amount of its unsecured 2.70% Series C Senior Notes due June 6, 2030 (the “Series C Notes”). The Series C Notes were issued in a private placement, and the proceeds thereof are being used to finance the acquisition of Union Pointe (defined below) and for other corporate purposes. Interest on the Series C Notes accrues at 2.70% and is payable quarterly. The Partnership may prepay the outstanding principal amount under the Series C Notes at any time, subject to the terms of the Note Agreement. The obligations of the Partnership under the Series C Notes may be accelerated upon the occurrence of an event of default under the Note Agreement, which includes customary events of default.

In connection with the issuance of the Series C Notes, on January 6, 2021 the Company, General Partner and certain other subsidiaries of the Company, each as guarantor, entered into a Confirmation of Guaranty Agreement, pursuant to which the guarantors confirmed that the obligations under the Series C Notes are guaranteed by several Guaranty Agreements dated September 13, 2019 and September 30, 2019, which Guaranty Agreements cover senior promissory notes issued under the Note Agreement.

The foregoing descriptions of the Amendment, the Series C Notes, and the Confirmation of Guaranty Agreement are qualified in their entirety by reference to the full and complete terms of these documents, which are attached as Exhibits 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 above regarding the Company’s entry into the Amendment is incorporated by reference.

Item 7.01. Regulation FD
A press release relating to the Company entering into the Amendment as well as its acquisition of Union Pointe Apartment Homes in Longmont, Colorado (“Union Pointe”) is attached hereto as Exhibit 99.1. The press release also has been posted on the Company’s website.

The information in this Item 7.01, including the press release furnished as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01    Financial Statements and Exhibits

(d)Exhibits

Exhibit
Number	Description

4.1
Amendment No. 1 to Note Purchase and Private Shelf Agreement, dated January 6, 2021, by and among Investors Real Estate Trust, doing business as Centerspace, Centerspace, LP, a North Dakota limited partnership, Centerspace, Inc., a North Dakota corporation, and certain other subsidiaries of Investors Real Estate Trust, PGIM, Inc., an affiliate of Prudential Financial, Inc., and certain affiliates of PGIM, Inc.

4.2	Form of Series C Senior Note
4.3	Confirmation of Guaranty Agreement
99.1	Press Release dated January 6, 2021 announcing the Amendment to Note Purchase and Private Shelf Agreement and Acquisition of Union Pointe
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

	By	/s/ Mark O. Decker, Jr.
Mark O. Decker, Jr.
Date: January 6, 2021		President and Chief Executive Officer